Certification of the Vice President-Finance

Pursuant to 18 U.S.C. ss.1350, I, the undersigned Vice President-Finance of Northland Cranberries, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended November 30, 2002 (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Nigel Cooper
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Nigel Cooper
January 13, 2003